UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 14, 2015

Winmark Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-22012	41-1622691
(Commission File Number)	(I.R.S. Employer Identification Number)

605 Highway 169 North, Suite 400, Minneapolis, Minnesota 55441

(Address of Principal Executive Offices)  (Zip Code)

(763) 520-8500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01; 2.03            Entry into a Material Definitive Agreement; Creation of a Direct Financial Obligation or an Obligation under an Off-Balance sheet Arrangement of a Registrant.

On April 14, 2015, Winmark Corporation and its subsidiaries’ (collectively, the “Company”) entered into an amendment to its Credit Agreement with The PrivateBank and Trust Company and BMO Harris Bank N.A. (collectively, the “Lenders”).  The amendment, among other things,

•                  Provides the consent of the Lenders for a self-tender offer by the Company to purchase up to 875,000 shares of its outstanding common stock for a price of $84.72 per share that was announced on April 15, 2015 (the “Tender Offer”);

•                  Increases the aggregate commitments under the Agreement from $35.0 million to $60.0 million to partially fund the Tender Offer;

•                  Extends the termination date of the Agreement from February 28, 2018 to a date that is four years from the effective date of the amendment;

•                  Amends the tangible net worth covenant calculation to remove the effect of the Tender Offer and amends the leverage ratio to allow for an increase in the maximum of such ratio for a period of approximately two years from the effective date of the amendment;

•                  Provides for a change in the applicable margin on the interest rate options based upon the leverage ratio;

•                  Provides for additional LIBOR interest periods of six months and twelve months and remove the fixed rate interest options; and

•                  Permits the Company to sell up to $30 million in term notes to one or more affiliates or managed accounts of Prudential Investment Management, Inc. (“Prudential”) to partially fund the Tender Offer.

The effectiveness of the amendment is subject to the satisfaction or waiver of a number of conditions, including receipt of an intercreditor agreement with Prudential, in form and substance acceptable to the lenders.  If the conditions to the effectiveness of the amendment are not satisfied or waived by the lenders on or before May 29, 2015, the amendment will be void and of no force or effect.

The foregoing description of the amendment to the Company’s Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full amendment referenced hereto as Exhibit 10.1

Item 9.01	Financial Statements and Exhibits

(d)                                 Exhibits

10.1	Amendment No. 4 to Credit Agreement dated April 14, 2015 (1)
10.2	Credit Agreement dated July 13, 2010, among Winmark Corporation and its subsidiaries and The PrivateBank and Trust Company (2)

(1)                           Incorporated by reference to Exhibit (b)(2) to the Schedule TO filed on April 15, 2015

(2)                           Incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINMARK CORPORATION

WINMARK CORPORATION

Date: April 16, 2015	By:	/s/ Anthony D. Ishaug
Anthony D. Ishaug
Chief Financial Officer and Treasurer

EXHIBIT INDEX

to

Form 8-K

Winmark Corporation

Exhibit Number	Exhibit Description

10.1	Amendment No. 4 to Credit Agreement dated April 14, 2015 (1)

10.2	Credit Agreement dated July 13, 2010, among Winmark Corporation and its subsidiaries and The PrivateBank and Trust Company (2)

(1)                                 Incorporated by reference to Exhibit (b)(2) to the Schedule TO filed on April 15, 2015

(2)                                 Incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 26, 2010